Exhibit 99.1

NEWS RELEASE

Visteon Reports Strong 2017 Financial Results

•	Delivered strong financial performance

•	Sales of $3,146 million ($797 million in fourth quarter)

•	Net income of $176 million ($25 million in fourth quarter)

•	Adjusted EBITDA of $370 million ($102 million in fourth quarter)

•	Net cash provided from operating activities of $217 million ($86 million in fourth quarter)

•	Adjusted free cash flow of $148 million ($58 million in fourth quarter)

•	Cash of $709 million, debt of $393 million

•	Awarded record new business with lifetime revenue of $7.0 billion in 2017, up 30 percent over prior year

•	Executed $200 million of share repurchases during 2017

VAN BUREN TOWNSHIP, Mich., Feb. 22, 2018 — Visteon Corporation (NASDAQ: VC) today announced full-year 2017 results, reporting net income attributable to Visteon of $176 million, or $5.47 per diluted share, including $14 million of restructuring expenses and $31 million of other net expenses, partially offset by $17 million of net income associated with discontinued operations.

Full-year sales were $3,146 million, a decrease of $15 million compared with 2016, primarily attributable to the exit of Other operations, partially offset by an increase in Electronics Product Group sales. Net cash provided from operating activities was $217 million for full year 2017.

In 2017, global vehicle manufacturers awarded Visteon new business of $7.0 billion in lifetime revenue, with a record $2.4 billion in the fourth quarter. Fourth-quarter wins included all-digital instrument cluster wins with three global automakers – including the company’s first all-digital cluster win in Japan – as well as a software-only Phoenix™ win in Europe. The ongoing backlog, defined as cumulative remaining life-of-program booked sales, was $19.4 billion as of Dec. 31, 2017, up from $16.5 billion at the end of 2016, an increase of 18 percent.

“We finished the year strong, delivering our 12th consecutive quarter of year-over-year improvement in adjusted EBITDA margin,” said President and CEO Sachin Lawande. “We accomplished our key strategic priorities for 2017, including strengthening the core business, achieving double-digit sales growth in China, and developing the DriveCore™ Level 3-plus autonomous driving platform. By winning a record $7 billion in new business, we made excellent progress toward our 2017-18 target of $12 billion in new business. Our 2017 performance keeps us on track to meet our long-term growth targets.”

Fourth Quarter in Review

Visteon Corporation

Fourth-quarter sales were $797 million, compared with $816 million for the same period in 2016. The $19 million decrease is primarily related to the exit of Other operations and customer pricing, partially offset by Electronics product launches and favorable currency.

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Gross margin was $140 million, compared with $129 million a year earlier. The $11 million increase reflected higher gross margin related to the Electronics Product Group. Selling, general and administrative expenses were $64 million for the fourth quarter of 2017, compared with $57 million for the fourth quarter of 2016, driven primarily by higher information technology investments.

Net income attributable to Visteon was $25 million or $0.79 per diluted share, compared with $2 million or $0.06 per diluted share for the same period in 2016. 2017 fourth-quarter net income included $4 million of restructuring and $34 million of other expense primarily related to the divestiture of certain European assets, partially offset by $9 million in income associated with discontinued operations including a non-income tax settlement.

Electronics Product Group

Sales for the Electronics Product Group totaled $797 million, a decrease of $6 million from the fourth quarter of 2016. The year-over-year decrease was primarily related to customer pricing reductions, partially offset by new product launches and favorable currency impacts. On a regional basis, Asia accounted for 43 percent of sales, Europe 31 percent, North America 23 percent, and South America 3 percent.

Gross margin for the fourth quarter of 2017 was $140 million, compared with $129 million a year earlier. The $11 million increase reflected the impact of improved engineering and material efficiencies, partially offset by customer pricing and unfavorable currency impacts.

Adjusted EBITDA, as defined below, for the Electronics Product Group was $102 million for the fourth quarter of 2017, compared with $98 million for the same quarter last year. The improvement was primarily driven by favorable cost performance including material and engineering cost efficiencies, partially offset by customer pricing and unfavorable product mix. Adjusted EBITDA margin was 12.8 percent for the fourth quarter of 2017, 60 basis points higher than the prior-year.

For the fourth quarter of 2017, net income was $16 million or $0.51 per diluted share, compared with net income of $20 million or $0.60 per diluted share for the same period in 2016. The decrease in net income included the 2017 loss on divestiture of certain assets in Europe, partially offset by a decrease in restructuring expenses year over year. Adjusted net income (as defined below), which excludes these items, was $52 million or $1.64 per diluted share for the fourth quarter of 2017, compared with $52 million or $1.55 per diluted share for the same period in 2016.

Other Operations

By the end of 2016, Visteon exited its Other operations, consisting of climate operations in South America and South Africa. The company did not have sales or adjusted EBITDA related to the Other operations in 2017. The fourth quarter of 2016 included sales of $13 million and net income of $7 million. Going forward, the company does not expect sales or adjusted EBITDA for the Other operations.

Cash and Debt Balances

As of Dec. 31, 2017, Visteon had cash and equivalents totaling $709 million. Total debt as of Dec. 31 was $393 million.

For the fourth quarter of 2017, cash from operations was $86 million and capital expenditures were $30 million. Total Visteon adjusted free cash flow, as defined below, for the fourth quarter of 2017 was $58 million, compared with $82 million during the fourth quarter of 2016. Year-to-date, adjusted free cash flow was $148 million.

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Share Repurchases

On Jan. 9, 2017, Visteon’s board of directors authorized the purchase of up to $400 million of the company’s shares outstanding. During 2017, the company completed $200 million of the authorized repurchases by acquiring 1,978,144 shares at an average price of $101.10. As of Dec. 31, 2017, the company had 31.5 million diluted shares of common stock outstanding.

On Jan. 15, 2018, the company’s board of directors authorized an additional $500 million, for a total of $700 million of share repurchases to be completed over a period expiring on Dec. 31, 2020.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics products and connected car solutions for most of the world’s major vehicle manufacturers. Visteon is a leading provider of instrument clusters, head-up displays, information displays, infotainment, audio systems, SmartCore™ cockpit domain controllers, vehicle connectivity and the DriveCore™ autonomous driving platform. Visteon also supplies embedded multimedia and smartphone connectivity software solutions to the global automotive industry. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of $3.15 billion in 2017. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Feb. 22, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing

855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 1775019. The phone replay will be available for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates,

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currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for 2017 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Jim Fisher

734-710-5557

734-417-6184 – mobile

jfishe89@visteon.com

Investors:

Bill Robertson

734-710-8349

william.robertson@visteon.com

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VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, Dollars in Millions, Except Per Share Data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2017	2016	2017	2016
Sales	$797	$816	$3,146	$3,161
Cost of sales	657	687	2,647	2,697

Gross margin	140	129	499	464
Selling, general and administrative expenses	64	57	222	220
Restructuring expense, net	4	27	14	49
Interest expense, net	4	2	16	12
Equity in net income (loss) of non-consolidated affiliates	1	(1)	7	2
Loss on divestiture	33	—	33	—
(Loss) gain on non-consolidated affiliate transactions	—	(1)	4	—
Other expense, net	1	7	2	24

Income from continuing operations before income taxes	35	34	223	161
Provision for income taxes	14	3	48	30

Net income from continuing operations	21	31	175	131
Net income (loss) from discontinued operations, net of tax	9	(25)	17	(40)

Net income	30	6	192	91
Net income attributable to non-controlling interests	5	4	16	16

Net income attributable to Visteon Corporation	$25	$2	$176	$75

Earnings (loss) per share data:
Basic earnings (loss) per share
Continuing operations	$0.52	$0.82	$5.03	$3.28
Discontinued operations	0.29	(0.76)	0.54	(1.14)

Basic earnings per share attributable to Visteon Corporation	$0.81	$0.06	$5.57	$2.14

Diluted earnings (loss) per share
Continuing operations	$0.51	$0.81	$4.94	$3.25
Discontinued operations	0.28	(0.75)	0.53	(1.13)

Diluted earnings per share attributable to Visteon Corporation	$0.79	$0.06	$5.47	$2.12

Average shares outstanding (in millions)
Basic	31.0	33.1	31.6	35.0
Diluted	31.7	33.5	32.2	35.4

Comprehensive income (loss):
Comprehensive income (loss)	$51	$(65)	$256	$41
Comprehensive income (loss) attributable to Visteon Corporation	$45	$(64)	$235	$32

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, Dollars in Millions)

	December 31	December 31
	2017	2016
ASSETS
Cash and equivalents	$706	$878
Restricted cash	3	4
Accounts receivable, net	530	505
Inventories, net	189	151
Other current assets	175	170

Total current assets	1,603	1,708

Property and equipment, net	377	345
Intangible assets, net	132	129
Investments in non-consolidated affiliates	41	45
Other non-current assets	151	146

Total assets	$2,304	$2,373

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$46	$36
Accounts payable	470	463
Accrued employee liabilities	105	103
Other current liabilities	180	309

Total current liabilities	801	911

Long-term debt	347	346
Employee benefits	277	303
Deferred tax liabilities	23	20
Other non-current liabilities	95	69

Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	1,339	1,327
Retained earnings	1,445	1,269
Accumulated other comprehensive loss	(174)	(233)
Treasury stock	(1,974)	(1,778)

Total Visteon Corporation stockholders’ equity	637	586
Non-controlling interests	124	138

Total equity	761	724

Total liabilities and equity	$2,304	$2,373

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS 1

(Unaudited, Dollars in Millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
OPERATING
Net income	$30	$6	$192	$91
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	25	22	87	84
Losses on divestitures and impairments	33	18	33	22
Non-cash stock-based compensation	3	2	12	8
Gain on non-consolidated affiliate transactions	—	1	(4)	—
Equity in net (income) loss of non-consolidated affiliates, net of dividends remitted	(1)	1	(7)	(1)
Gain on India operations repurchase	—	—	(7)	—
Loss on Climate Transaction	—	—	—	2
Other non-cash items	13	9	15	24
Changes in assets and liabilities:
Accounts receivable	(19)	(34)	10	(19)
Inventories	12	15	(3)	30
Accounts payable	(15)	35	(54)	(10)
Other assets and other liabilities	5	7	(57)	(111)

Net cash provided from operating activities	86	82	217	120
INVESTING
Capital expenditures, including intangibles	(30)	(19)	(99)	(75)
Proceeds from asset sales and business divestitures	—	2	15	17
Settlement of net investment hedge	—	—	5	—
Acquisition of businesses, net of cash acquired	—	—	(2)	(15)
India operations repurchase	—	—	(47)	—
Payments on divestiture of businesses	(48)	(10)	(48)	(10)
Short-term investments, net	—	—	—	47
Loans to non-consolidated affiliate, net of repayments	—	—	—	(8)
Net proceeds from Climate transaction, including withholding tax refund	—	—	—	356
Other, net	—	(10)	1	(10)

Net cash (used by) provided from investing activities	(78)	(37)	(175)	302
FINANCING
Short-term debt, net	2	11	10	—
Exercised warrants and stock options	1	—	2	—
Distribution payments	—	—	(1)	(1,736)
Stock based compensation tax withholding payments	—	—	(1)	(11)
Principal payments on debt	—	—	(2)	(2)
Dividends paid to non-controlling interests	(9)	(13)	(38)	(13)
Repurchase of common stock	(30)	—	(200)	(500)
Other	—	—	(3)	—

Net cash used by financing activities	(36)	(2)	(233)	(2,262)
Effect of exchange rate changes on cash and equivalents	2	(17)	19	(11)

Net (decrease) increase in cash and equivalents	(26)	26	(172)	(1,851)
Cash and equivalents at beginning of period	732	852	878	2,729

Cash and equivalents at end of period	$706	$878	$706	$878

[1]	The Company has combined cash flows from discontinued operations with cash flows from continuing operations within the operating, investing and financing categories.

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net (income) loss of non-consolidated affiliates, (gain) loss on non-consolidated affiliate transactions, other net expense, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31		December 31		Full Year
Total Visteon	2017	2016	2017	2016	2018
Electronics	$102	$98	$370	$346
Other	—	(2)	—	(9)

Adjusted EBITDA	102	96	370	337	$370-$380

Depreciation and amortization	25	22	87	84	90
Restructuring expense, net	4	27	14	49	10
Interest expense, net	4	2	16	12	15
Equity in net (income) loss of non-consolidated affiliates	(1)	1	(7)	(2)	(7)
Loss on divestiture	33	—	33	—	—
Loss (gain) on non-consolidated affiliate transactions	—	1	(4)	—	—
Other expense, net	1	7	2	24	—
Provision for income taxes	14	3	48	30	55
Net (income) loss from discontinued operations, net of tax	(9)	25	(17)	40	—
Net income attributable to non-controlling interests	5	4	16	16	15
Non-cash, stock-based compensation expense	3	2	12	8	20
Other	(2)	—	(6)	1	—

Net income attributable to Visteon	$25	$2	$176	$75	$172-$182

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Electronics	2017	2016	2017	2016
Adjusted EBITDA	$102	$98	$370	$346
Depreciation and amortization	25	22	87	84
Restructuring expense,net	4	26	14	37
Interest expense, net	4	2	16	12
Equity in net (income) loss of non-consolidated affiliates	(1)	1	(7)	(2)
Loss (gain) on non-consolidated affiliate transactions	—	1	(4)	—
Loss on divestiture	33	—	33	—
Other expense, net	1	6	2	10
Provision for income taxes	14	14	48	41
Net income attributable to non-controlling interests	5	4	16	16
Non-cash, stock-based compensation expense	3	2	12	9
Other	(2)	—	(6)	—

Net income	$16	$20	$159	$139
(Income) loss from discontinued operations, net of tax	(9)	25	(17)	40
All other loss (income), net of tax	—	(7)	—	24

Net income attributable to Visteon	$25	$2	$176	$75

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, as further adjusted for restructuring and transformation-related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Total Visteon	2017	2016	2017	2016
Cash provided from operating activities - Electronics	$82	$86	$213	$198
Cash provided from (used by) operating activities - discontinued operations and other	4	(4)	4	(78)

Cash provided from operating activities total Visteon	$86	$82	$217	$120
Capital expenditures	(30)	(19)	(99)	(75)

Free cash flow	$56	$63	$118	$45
Restructuring/transformation-related payments	2	19	30	113

Adjusted free cash flow	$58	$82	$148	$158

	Three Months Ended December 31		Twelve Months Ended December 31		Estimated
Electronics	2017	2016	2017	2016	Full Year 2018
Cash provided from operating activities	$82	$86	$213	$198	$235 - $255
Capital expenditures	(30)	(20)	(99)	(74)	100 - 95

Free cash flow	$52	$66	$114	$124	$135 - $160
Restructuring/transformation-related payments	6	13	34	43	25 - 20

Adjusted free cash flow	$58	$79	$148	$167	$160 - $180

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Net income attributable to Visteon:	2017	2016	2017	2016
Electronics	$16	$20	$159	$139
Other/discontinued operations	9	(18)	17	(64)

Net income attributable to Visteon	$25	$2	$176	$75

	Three Months Ended			Twelve Months Ended
	December 31, 2017			December 31, 2017
	Electronics	Other/ Discontinued Operations	Total Visteon	Electronics	Other/ Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income attributable to Visteon	$16	$9	$25	$159	$17	$176
Average shares outstanding, diluted (in millions)	31.7	31.7	31.7	32.2	32.2	32.2

Diluted earnings per share	$0.51	$0.28	$0.79	$4.94	$0.53	$5.47

Adjusted earnings per share:
Net income attributable to Visteon	$16	$9	$25	$159	$17	$176
Restructuring expense, net	4	—	4	14	—	14
Loss on divestiture	33	—	33	33	—	33
Other expense, net	1	—	1	2	—	2
Gain on non-consolidated affiliate transactions	—	—	—	(4)	—	(4)
Other	(2)	—	(2)	(6)	—	(6)
Income from discontinued operations, net of tax	—	(9)	(9)	—	(17)	(17)

Adjusted net income*	$52	$—	$52	$198	$—	$198
Average shares outstanding, diluted (in millions)	31.7	31.7	31.7	32.2	32.2	32.2

Adjusted earnings per share	$1.64	$—	$1.64	$6.15	$—	$6.15

*	Tax impacts of adjustments less than $1M.

	Three Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2016
	Electronics	Other/ Discontinued Operations	Total Visteon	Electronics	Other/ Discontinued Operations	Total Visteon
Diluted earnings per share:
Net income attributable to Visteon	$20	$(18)	$2	$139	$(64)	$75
Average shares outstanding, diluted (in millions)	33.5	33.5	33.5	35.4	35.4	35.4

Diluted earnings per share	$0.60	$(0.54)	$0.06	$3.93	$(1.81)	$2.12

Adjusted earnings per share:
Net income attributable to Visteon	$20	$(18)	$2	$139	$(64)	$75
Restructuring expense, net	26	1	27	37	12	49
Loss on non-consolidated affiliate transactions	1	—	1	—	—	—
Other expense, net	6	1	7	10	14	24
Other	—	—	—	1	—	1
Tax impacts of adjustments	(1)	—	(1)	(1)	—	(1)
Loss from discontinued operations, net of tax	—	25	25	—	40	40

Adjusted net income	$52	$9	$61	$186	$2	$188
Average shares outstanding, diluted (in millions)	33.5	33.5	33.5	35.4	35.4	35.4

Adjusted earnings per share	$1.55	$0.27	$1.82	$5.25	$0.06	$5.31

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.